As filed with the Securities and Exchange Commission on July 21, 2015
Registration Statement No. 333-194106
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 8 TO
FORM S-11
FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
ETRE REIT, LLC
 (Exact name of registrant as specified in its governing instruments)
44 Wall Street
New York, New York 10005
Tel (212) 596-7225
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)
Copies to:

Jay L. Bernstein, Esq. Per Chilstrom, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Justin R. Salon, Esq. David P. Slotkin, Esq. Morrison & Foerster LLP 2000 Pennsylvania Ave N.W., Suite 6000 Washington, D.C. 20006 Tel (202) 887-1500 Fax (202) 785-7567

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

Title of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Series A-1 common shares (2)(3)	$ 189,750,000	$ 22,796.42

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(2) Includes the offering price of Series A-1 common shares that may be purchased by the underwriters upon the exercise of their over-allotment option.
(3) Of this amount, $20,861.69 was previously paid in connection with this Registration Statement on April 24, 2015, February 24, 2014 and May 9, 2014. The additional registration fee payable in connection with the additional $16,650,000 aggregate initial offering price of securities registered hereunder, calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended, is $1,934.73, and is being paid contemporaneously with the filing of this Registration Statement

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, or SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note
ETRE REIT, LLC has prepared this Amendment No. 8 to the Registration Statement on Form S-11 (File No. 333-194106) solely for the purpose of (1) filing or refiling Exhibits 1.1, 3.2, 3.4, 4.2, 5.1, 8.1, 10.15, 23.1 and 23.2 to the Registration Statement and updating Item 36 of the Registration Statement and the Exhibit Index accordingly and (2) updating the Calculation of Registration Fee table set forth on the Registration Statement facing page based on a proposed offering of 11,500,000 shares (including up to 1,150,000 shares subject to the underwriters’ option to purchase additional shares) at $15.00 per share. This Amendment No. 8 does not modify any provision of the prospectus that forms part of the Registration Statement and accordingly such prospectus has not been included herein.

Item 31.  Other expenses of issuance and distribution.
The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by the A-1 Series in connection with the sale and distribution of the securities being registered hereby.  All amounts except the SEC registration fee and the Financial Industry Regulatory Authority, Inc. ("FINRA") filing fee are estimated.

Securities and Exchange Commission registration fee....................................................................	$20,862
FINRA filing fee..............................................................................................................................	$26,465
NASDAQ listing fee.........................................................................................................................	$50,000
Legal fees and expenses (including Blue Sky fees)..........................................................................	$1,100,000
Accounting fees and expenses..........................................................................................................	$150,000
Printing and engraving expenses.......................................................................................................	$20,000
Transfer agent fees and expenses......................................................................................................	$5,000
Miscellaneous....................................................................................................................................	$197,673
Total...................................................................................................................................................	$1,570,000

Item 32.  Sales to Special Parties.
None.
Item 33.  Recent sales of unregistered securities.
Jesse Stein has purchased 100 Series A-1 common shares issued on February 13, 2014 for a purchase price of $1,000 in a private offering.  Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder.
Jesse Stein has purchased 100 Series A-2 common shares issued on February 25, 2014 for a purchase price of $1,000 in a private offering.  Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder.
We will sell 33,333 Series A-1 common shares to our Administrative Agent in a private placement concurrently with the completion of this offering at a price per share equal to the public offering price in the offering. Such issuance will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder.
Item 34.  Indemnification of directors and officers.
Pursuant to our operating agreement, we have agreed to indemnify ETRE Financial, LLC, the managing member of our company, and each of our directors and officers, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the company and counsel fees and disbursements on a solicitor and client basis) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the managing member or one of our directors or officers.
Prior to completion of this offering, we intend to enter into separate indemnification agreements with our directors and officers.  Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our operating agreement.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
We maintain directors' and officers' liability insurance for our officers and directors.

Item 35.  Treatment of proceeds from shares being registered.
None of the proceeds will be credited to an account other than the appropriate capital share account.
Item 36.  Financial statements and exhibits.
(a)Financial Statements.  See page F‑1 for an index of the financial statements that are being filed as part of this Registration Statement.

(b)Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit number	Exhibit description
1.1	Form of Underwriting Agreement among ETRE REIT, LLC, on behalf of itself and Series A-1 of ETRE REIT, LLC, and the underwriters named therein
3.1**	Certificate of Formation of ETRE REIT, LLC
3.1.1**	Certificate of Amendment of ETRE REIT, LLC
3.2	Amended and Restated Limited Liability Company Agreement of ETRE REIT, LLC
3.3**	Bylaws of ETRE REIT, LLC
3.4	Amended and Restated Limited Partnership Agreement of ETRE Property A-1, L.P.
4.1**	Specimen Series A-1 Common Share Certificate of ETRE REIT, LLC
4.2	Form of Registration Rights Agreement by and among ETRE REIT, LLC, on behalf of itself and Series A-1 of ETRE REIT, LLC, and Lincoln Street Holdings, LLC
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1**	Administrative Services Agreement by and among Series A-1 of ETRE REIT, LLC, ETRE Property A-1, L.P. and ETRE Asset Management, LLC.
10.2**	Form of Indemnification Agreement among ETRE REIT, LLC and its proposed directors and officer
10.3**	Form of License Agreement
10.4**	Form of Asset Management Agreement by and between ETRE Property A-1, L.P. and FPG Lincoln Manager, LLC
10.5**	2015 Non-Management Director Compensation Plan
10.6**	Contribution Agreement dated March 27, 2015 among Series A-1 of ETRE REIT, LLC, Lincoln Street Holdings, LLC and Lincoln Street Mezz, LLC.
10.7**	Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated May 9, 2001
10.8**	First Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of August 15, 2003
10.9**	Second Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of February 13, 2004
10.10**	Third Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of December 22, 2004
10.11**	Guaranty between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, SSB Realty, LLC as tenant, and State Street Corporation, as guarantor, dated as of May 9, 2001
10.12**	Loan and Security Agreement between Lincoln Street Property Owner, LLC, as Borrower, and Wachovia Bank, N.A and UBS Real Estate Investments, Inc., as Lenders, dated as of December 27, 2006
10.13**	Form of Indemnification Agreement by and among ETRE Property A-1, L.P., Margaret Kestenbaum and Joel Kestenbaum
10.14**	Form of Restricted Share Award Agreement
10.15	Form of Subscription Agreement by and among ETRE REIT, LLC, with respect to itself, ETRE REIT, LLC, with respect to SERIES A-1, a separate series thereof and ETRE Asset Management, LLC
21.1**	List of Subsidiaries of ETRE REIT, LLC
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23.3**	Consent of Deloitte & Touche LLP
23.4**	Consent of Deloitte & Touche LLP
23.5**	Consent of Deloitte & Touche LLP
24.1**	Power of Attorney (included on signature page)
99.1**	Consent of Jay Anderson to be named as a proposed director
99.2**	Consent of Joseph Capezza to be named as a proposed director
99.3**	Consent of Mark Filanowski to be named as a proposed director
99.4**	Consent of John Gregorits to be named as a proposed director
**                   Previously filed.

Item 37.  Undertakings.
(a)The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (or the Securities Act), may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)The undersigned registrant hereby further undertakes that:

(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act, each post‑effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2015.
ETRE REIT, LLC

By: /s/ Paul Frischer
Name:	Paul Frischer
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Date

By:/s/ Paul Frischer Paul Frischer	President, Chief Executive Officer and Director (Principal Executive Officer)	July 20, 2015
By:/s/ Darren Glickman Darren Glickman	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2015
By:* Jesse Stein	Director	July 20, 2015
By:* Scott Panzer	Director	July 20, 2015

*By:	/s/ Paul Frischer
Paul Frischer
Attorney-in-fact

Exhibit number	Exhibit description
1.1	Form of Underwriting Agreement among ETRE REIT, LLC, on behalf of itself and Series A-1 of ETRE REIT, LLC, and the underwriters named therein
3.1**	Certificate of Formation of ETRE REIT, LLC
3.1.1**	Certificate of Amendment of ETRE REIT, LLC
3.2	Amended and Restated Limited Liability Company Agreement of ETRE REIT, LLC
3.3**	Bylaws of ETRE REIT, LLC
3.4	Amended and Restated Limited Partnership Agreement of ETRE Property A-1, L.P.
4.1**	Specimen Series A-1 Common Share Certificate of ETRE REIT, LLC
4.2	Form of Registration Rights Agreement by and among ETRE REIT, LLC, on behalf of itself and Series A-1 of ETRE REIT, LLC, and Lincoln Street Holdings, LLC
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
8.1	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10.1**	Administrative Services Agreement by and among Series A-1 of ETRE REIT, LLC, ETRE Property A-1, L.P. and ETRE Asset Management, LLC.
10.2**	Form of Indemnification Agreement among ETRE REIT, LLC and its proposed directors and officer
10.3**	Form of License Agreement
10.4**	Form of Asset Management Agreement by and between ETRE Property A-1, L.P. and FPG Lincoln Manager, LLC
10.5**	2015 Non-Management Director Compensation Plan
10.6**	Contribution Agreement dated March 27, 2015 among Series A-1 of ETRE REIT, LLC, Lincoln Street Holdings, LLC and Lincoln Street Mezz, LLC.
10.7**	Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated May 9, 2001
10.8**	First Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of August 15, 2003
10.9**	Second Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of February 13, 2004
10.10**	Third Amendment to the Indenture of Lease between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, and SSB Realty, LLC as tenant, dated as of December 22, 2004
10.11**	Guaranty between Lincoln Street Property Owner, LLC, as successor-in-interest landlord, SSB Realty, LLC as tenant, and State Street Corporation, as guarantor, dated as of May 9, 2001
10.12**	Loan and Security Agreement between Lincoln Street Property Owner, LLC, as Borrower, and Wachovia Bank, N.A and UBS Real Estate Investments, Inc., as Lenders, dated as of December 27, 2006
10.13**	Form of Indemnification Agreement by and among ETRE Property A-1, L.P., Margaret Kestenbaum and Joel Kestenbaum
10.14**	Form of Restricted Share Award Agreement
10.15	Form of Subscription Agreement by and among ETRE REIT, LLC, with respect to itself, ETRE REIT, LLC, with respect to SERIES A-1, a separate series thereof and ETRE Asset Management, LLC
21.1**	List of Subsidiaries of ETRE REIT, LLC
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23.2	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23.3**	Consent of Deloitte & Touche LLP
23.4**	Consent of Deloitte & Touche LLP
23.5**	Consent of Deloitte & Touche LLP
24.1**	Power of Attorney (included on signature page)
99.1**	Consent of Jay Anderson to be named as a proposed director
99.2**	Consent of Joseph Capezza to be named as a proposed director
99.3**	Consent of Mark Filanowski to be named as a proposed director
99.4**	Consent of John Gregorits to be named as a proposed director
**                   Previously filed.